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                      CENTRAL AND SOUTH WEST SERVICES, INC
                         P.O. BOX 21928 TULSA, OKLAHOMA
                        TELEPHONE NUMBER (918) 594 - 2000

           STATEMENT OF PARTICIPATION IN RAIL CAR MAINTENANCE FACILITY
                AT ALLIANCE, NEBRASKA PER SWEPCO - PSO AGREEMENT

                                  JANUARY 1999

A.  NUMBER OF RAIL CARS SERVICED

SWEPCO         215     PSO         118     CPL         357

B.  AMOUNT OF EXPENDITURES:                                              SWEPCO

COSTS ASSIGNED 100% TO SWEPCO:

PR4001  Direct Material to SWEPCO Coal Cars                          $37,813.24
PR4018  Stores Salvage - SWEPCO                                      (18,051.17)
PR4101  Direct Labor to SWEPCO Coal Cars                              11,085.68
PR4104  Direct Labor to Rework SWEPCO Material                         3,337.27
PR4202  Ad Valorem Taxes - SWEPCO Coal Cars                                0.00
PR4204  Ad Valorem Taxes - Facility - Direct - SWEPCO                      0.00
PR4213  Employee Fringe Benefits - Direct Labor - SWEPCO               1,961.35
PR4230  Payroll Taxes (FICA & UC) - Direct Labor - SWEPCO                587.02
PR4238  Depreciation Expense - SWEPCO                                 10,604.00
PR4263  Lease - Supplemental Expenses - SWEPCO                             0.00
PR4270  Outside Maintenance of SWEPCO Coal Cars                       27,040.07
PR4272  Switching Fees - SWEPCO                                        3,777.41
PR4277  Repainting Coal Cars - SWEPCO                                      0.00
                                                                 ---------------
                Total 100% SWEPCO Costs                              $78,154.87
                                                                 ===============


COSTS ASSIGNED 100% TO CPL:                                               CPL

PR4003   Direct Material to CPL Coal Cars                             31,291.61
PR4014   Inventory Carrying Charges - CPL                              1,412.64
PR4021   Stores Salvage - CPL                                              0.00
PR4105   Direct Labor to CPL Coal Cars                                17,783.74
PR4106   Direct Labor to Rework CPL Material.                             74.87
PR4216   Ad Valorem Taxes - Facility - Direct - CPL                        0.00
PR4217   Employee Fringe Benefits - Direct Labor - CPL                 2,434.20
PR4218   Payroll taxes (FICA & UC) - Direct Labor - CPL                  753.35
PR4240   Depreciation Expense - CPL                                        0.00
PR4269   Outside Maintenance of CPL Coal Cars                          1,408.21
PR4274   Switching Fees - CPL                                          3,614.54
PR4279   Repainting Coal Cars - CPL                                        0.00
                                                                 ---------------
                Total 100% CPL Costs                                 $58,773.16
                                                                 ===============

                                                                       Exhibit 1
                                                                     Page 2 of 4

COSTS ASSIGNED 100% TO PSO:                                               PSO

PR4002  Direct Material to PSO Coal Cars                                  $0.00
PR4015  Inventory Carrying Charges - PSO                               2,199.43
PR4019  Stores Salvage - PSO                                           1,895.19
PR4102  Direct Labor to PSO Coal Cars                                  7,100.06
PR4103  Direct Labor to Rework PSO Material                              187.46
PR4205  Ad Valorem Taxes - Facility - Direct - PSO                         0.00
PR4214  Employee Fringe Benefits - Direct Labor - PSO                    993.27
PR4231  Payroll Taxes (FICA & UC) - Direct Labor - PSO                   307.41
PR4239  Depreciation Expense - PSO                                         0.00
PR4271  Outside Maintenance of PSO Coal Cars                          18,095.30
PR4273  Switching Fees - PSO                                           4,442.52
PR4278  Repainting Coal Cars - PSO                                         0.00
                                                                 ---------------
                Total 100% PSO Costs                                 $35,220.64
                                                                 ===============

                                                                       Exhibit 1
                                                                     Page 3 of 4

COSTS TO BE SHARED {Ratio of Direct Labor}:                             SHARED


PR4010  Shop Material                                                 $5,230.91
PR4011  Small Tools                                                      522.57
PR4012  Facility Maintenance - Material                                  551.20
PR4013  Sale of Scrap (Cr.)                                                0.00
PR4016  Switch Engine Operation and Maintenance                        1,589.45
PR4017  Equipment Operation and Maintenance                            5,319.98
PR4020  Stores Salvage - Joint                                             0.00
PR4110  Supervision                                                   12,369.73
PR4111  Clerical                                                       3,699.90
PR4112  Training and Safety                                            2,847.24
PR4113  General Shop Labor                                             3,268.13
PR4114  Facility Maintenance - Labor                                   4,969.90
PR4116  Switch Engine Operation and Maintenance                       10,781.84
PR4201  Ad Valorem Taxes - Facility                                        0.00
PR4520  Land Cr.                                                           0.00
PR4206  Data Processing Charges                                          574.40
PR4207  General Office Overhead                                          583.05
PR4210  Employee Activities                                              687.40
PR4211  Employee Expenses                                                662.71
PR4212  Employee Fringe Benefits                                       7,516.45
PR4215  Employee Sick Benefits                                             0.00
PR4220  Injuries and Damages                                               0.00
PR4221  Insurance - Liability and Property                             1,233.19
PR4225  Maintenance of Facilities (Contracted)                         2,302.89
PR4226  Office Supplies and Expenses                                   2,208.33
PR4232  Payroll Taxes (FICA & UC) - Other                              1,621.71
PR4233  Special Services                                                   0.00
PR4234  Utilities - Heat, Light, Power and Water                      13,201.58
PR4235  Utilities - Telephone                                            597.54
PR4236  Vehicle Expense                                                    3.99
PR4237  Depreciation Expense                                               0.00
PR4250  Miscellaneous                                                    125.00
PR4262  Lease - Basic - All Except Coal Cars                               0.00
PR4264  Lease - Supplemental Expenses - Facility                           0.00
                Total Costs Shared on Cost Ratio                 ---------------
                 {see computation below} -                           $82,469.09
                                                                 ---------------

           SWEPCO        36.45%                                      $30,059.98
                                                                 ---------------

           CPL           45.13%                                      $37,218.30
                                                                 ---------------

           PSO           18.42%                                      $15,190.81
                                                                 ---------------

                                                                       Exhibit 1
                                                                     Page 4 of 4

 Capital Recovery on Capital Expenditures not
   Covered Under Lease Agreement {Cost Ratio}                              0.00
                                                                 ---------------


                     TOTAL COSTS FOR THE MONTH
                 SWEPCO                                             $108,214.85
                                                                 ===============

                 CPL                                                 $95,991.46
                                                                 ===============

                 PSO                                                 $50,411.45
                                                                 ===============




C. COMPUTATION OF COST RATIO:




101, 104   Direct Labor SWEPCO      $14,422.95       36.45 %   SWEPCO

105, 106   Direct Labor CPL          17,858.61       45.13 %   CPL

102, 103   Direct Labor PSO           7,287.52       18.42 %   PSO
                                  -------------    --------

           Total Direct Labor       $39,569.08      100.00 %
                                  =============    ========